UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2012 (June 28, 2012)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy Midlothian, Texas		76065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company held its Annual Meeting of Shareholders on June 28, 2012. There were 26,152,863 eligible votes, with 24,550,866 votes being cast, or 93.87%.

(b)	Proxies for the meeting were solicited pursuant to Regulation 14A; there was no solicitation in opposition to management’s nominees for directors listed in the Proxy Statement and all such nominees were elected. There were no abstentions.

1.	The following directors were elected:

Nominees for Director	Votes Cast for	Votes Withheld	Broker Non-Votes
Godfrey M. Long, Jr.	21,322,948	565,722	2,662,196
Thomas R. Price	19,941,902	1,946,768	2,662,196
Alejandro Quiroz	21,330,993	557,677	2,662,196

The following directors’ terms of office as director continued after the Annual Meeting of Shareholders:

Irshad Ahmad; Frank D. Bracken; Kenneth G. Pritchett; Michael J. Schaefer; James C. Taylor; and Keith S. Walters.

2.	Selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2013.

For	Against	Abstain
24,338,754	168,170	43,942

3.	To approve a non-binding advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
21,010,468	754,400	123,802	2,662,196

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

Date: June 29, 2012	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer